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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number: 3235-0060 Expires: February 28, 2013 Estimated average burden hours per response........5.68

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2011
Presidential Life Corporation (Exact name of registrant as specified in its charter)
Delaware 000-05486 13-2652144 (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)
69 Lydecker Street Nyack, New York 10960 (Address of principal executive offices) (Zip Code)
(845) 358-2300
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

On August 24, 2011, the Company held its 2011 Annual Meeting of Stockholders (the “2011Annual Meeting”).  A total of 27,163,321 shares of common stock were present or represented by proxy at the 2011Annual Meeting, representing 92% of the issued and outstanding shares entitled to vote at the meeting.

On August 24, 2011, the independent inspector of elections for the 2011Annual Meeting delivered its final results, which reported that the ten nominees listed below were elected to the Company’s Board of Directors.    These results are final.

Proposal 1 — Election of Directors.  The final results are as follows:

Board of Directors Nominees	For	Withheld
Donald L. Barnes	16,004,666	8,911,834
William A. DeMilt	14,185,996	10,730,504
Dominic D’Adamo	15,983,451	8,933,049
John D. McMahon	15,814,480	9,102,020
Lawrence Read	14,170,125	10,746,375
Lawrence Rivkin	13,641,179	11,275,321
Stanley Rubin	13,845,057	11,071,443
William M. Trust Jr.	15,814,406	9,102,094
Frank Shepard	15,841,951	9,074,549
Ross Levin	15,974,487	8,942,013

Proposal 2 – Ratification of the approval, on a advisory basis, of the compensation of the named executive officers.  The final results are as follows:

For	Against	Abstain
15,895,747	8,956,025	64,727

Proposal 3 – Ratification on the vote on the recommendation, on an advisory basis, of the frequency of future advisory votes on executive compensation.  The final results are as follows:

Every 1 year	Every 2 years	Every 3 years	Abstain
13,849,859	68,697	2,324,212	8,673,731

Proposal 4 - Ratification of the appointment of BDO Seidman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. The final results were as follows:

For	Against	Abstain
18,266,439	8,765,929	130,953

For more information on the 2011 Annual Meeting and the foregoing proposals, see the Company’s proxy statement dated July 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL LIFE CORPORATION

Date: August 25, 2011	By:	/s/ Donald L. Barnes
		Name:	Donald L. Barnes
		Title:	Chief Executive Officer